As filed with the Securities and Exchange Commission on September 17, 2004

                                   Registration No. 333-60442


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                      ____________________
                         AMENDMENT NO. 1
                               TO
                            FORM S-8
                     REGISTRATION STATEMENT
                Under The Securities Act of 1933
                       ___________________
                       ANALEX CORPORATION
     (Exact name of registrant as specified in its charter)

           Delaware                           71-0869563
 (State or other jurisdiction    (I.R.S. Employer Identification No.)
of incorporation or organization)

                      5904 Richmond Highway
                            Suite 300
                      Alexandria, VA 22303
  (Address, including Zip Code, of Principal Executive Offices)

                       ANALEX CORPORATION
                     2000 STOCK OPTION PLAN
                    (Full title of the plan)
                       ___________________

                    Sterling E. Phillips, Jr.
                     Chief Executive Officer
                       Analex Corporation
                      5904 Richmond Highway
                            Suite 300
                      Alexandria, VA 22303
                          (703) 329-9400
  (Name, Address and Telephone number, including area code, of agent for service)

                Copies of all communications to:
                      Jane K. P. Tam, Esq.
                      Holland & Knight LLP
               2099 Pennsylvania Avenue, Suite 100
                     Washington, D.C. 20006
                      Phone: (202) 955-3000

                 CALCULATION OF REGISTRATION FEE
    Title of        Amount     Proposed   Proposed    Amount of
   Securities       to be      Maximum    Maximum    registration
     to be        Registered   Offering  Aggregate       fee
   registered                   price     Offering
                               per unit    price
Common Stock,       0(1)          $0         $0         $0(2)
par value $0.02
per share
  (1) This Registration Statement covers the 600,000 shares of Common Stock, par value $0.02 per share (the "Common Stock") of Analex Corporation, a Delaware corporation (the "Company" or the "Registrant"), registered on a Form S-8, Registration No. 333-60442, filed with the Securities and Exchange Commission (the "Commission") on May 8, 2001.
(2) Filing fee was previously paid with Registration Statement filed by the Registrant on May 8, 2001 (Registration No. 333-
60442).

                        EXPLANATORY NOTE

       This Registration Statement amends the Registration Statement (333-60442), also filed on a Form S-8 by the Registrant, relating to the Analex Corporation 2000 Stock Option Plan (the "Plan"), formerly known as the "Hadron, Inc. 2000 Stock Option Plan." This Registration Statement provides certain information inadvertently omitted from the initial Registration Statement filed with the Securities and Exchange Commission on May 8, 2001.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) has/have been sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents of the Company filed with the Commission are incorporated herein by reference:

     (1) Our annual report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 30, 2004;
     (2) Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed on May 17, 2004;
     (3)  Our current reports on Form 8-K filed on May 10,
          June 1 and July 30,2004,
     (4)  Our current report amendment on Form 8-K/A filed on August
          9, 2004;
     (5)  Our definitive proxy statement filed on August 9, 2004;
     (6) Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed on August 16, 2004;
     (7) All of our filings pursuant to the Exchange Act after the date of filing of this registration statement and prior to effectiveness of the registration statement; and
     (8) The description of the our common stock contained in our registration statement on Form 8-A filed on March 3, 2003.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated the law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Analex has included such a provision in its Certificate of Incorporation, as amended (the "Certificate of Incorporation").

     Article EIGHTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the DGCL is amended to expand the indemnification permitted to directors or officers, Analex must indemnify those persons to fullest extent permitted by such law as so amended.

     Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Analex's Amended and Restated Bylaws provide for indemnification to the fullest extent permitted or authorized by the DGCL or judicial or administrative decisions of each person who was or is a party or threatened to be made a party, or is otherwise involved in any action, suit, or proceeding against any liability or loss suffered and reasonable expenses reasonably incurred by him by reason of the fact that he is or was a director or officer of Analex or was serving at the request of Analex as a director, officer, employee or agent of another corporation. The foregoing right of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

     Indemnification is required to be made unless Analex determines that the applicable standard of conduct required for indemnification has not been met. If Analex fails to make an indemnification payment in full within sixty days after a written claim has been received, the claimant may petition the court to file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such suit, Analex shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Analex has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits

          4.1  Analex Corporation 2000 Stock Option Plan

          5.1 Opinion of Holland & Knight LLP regarding legality of the Common Stock (1)

          23.1 Consent of Ernst & Young LLP.

          23.2 Consent of Soza Associates, P.C.

          23.3 Consent of Holland & Knight LLP (1).

          24.1  Power  of Attorney (included in this Registration
          Statement under "Signatures").

(1)  Included in Exhibit 5.1 of Registration Statement No. 333-
60442 filed with the Commission by the Registrant on May 8, 2001.

Item 9. Undertakings.

(a)   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration
Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on September 16, 2004.

ANALEX CORPORATION


By: /s/ Sterling E. Phillips, Jr.     /s/Ronald B. Alexander
Sterling E. Phillips, Jr.               Ronald B. Alexander
Chairman and Chief Executive Officer    Senior Vice President and
(Principal Executive Officer)           Chief Financial Officer
                                        (Principal Financing and
                                         Accounting Officer)

                SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned directors of Analex Corporation hereby severally constitute and appoint Sterling E. Phillips, Jr. and Ronald B. Alexander and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as directors to enable Analex Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                  Date



/s/ Sterling E. Phillips, Jr.      Chairman and      September 15, 2004
Sterling E. Phillips, Jr.          Chief Executive
                                   Officer

/s/ Peter L. Belford, Sr.          Director          September 15, 2004
Peter L. Belford, Sr.

/s/ C. Thomas Faulders, III        Director          September 15, 2004
C. Thomas Faulders, III

/s/ Lincoln D. Faurer              Director          September 15, 2004
Lincoln D. Faurer

/s/ Martin M. Hale, Jr.            Director          September 15, 2004
Martin M. Hale, Jr.

/s/ Thomas L. Hewitt               Director          September 15, 2004
Thomas L. Hewitt

/s/ Joseph "Keith" Kellogg         Director          September 15, 2004
Joseph "Keith" Kellogg

/s/ Gerald A. Poch                 Director          September 15, 2004
Gerald A. Poch

/s/ Daniel R. Young                Director          September 15, 2004
Daniel R. Young